UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Douglas Boulevard, Suite 240

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 1, 2015, Meitai Investment (Suzhou) Co., Ltd. (“Meitai Investment”), a wholly-owned subsidiary of Solar Power, Inc., Beijing Dingding Yiwei New Energy Technology Development Co., Ltd. (“Yiwei”), a company established in China, and shareholders of Yiwei, entered into a capital increase and share subscription agreement (the “Agreement”), pursuant to which Meitai Investment agreed to subscribe for 60% of equity interest in Yiwei at a consideration of RMB30 million, subject to customary closing conditions and other terms and conditions set forth in the Agreement.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Translation of Capital Increase and Share Subscription Agreement among Meitai Investment (Suzhou) Co., Ltd., Beijing Dingding Yiwei New Energy Technology Development Co., Ltd. and shareholders of Beijing Dingding Yiwei New Energy Technology Development Co. Ltd., dated September 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: September 4, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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